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SelectBENEFIT New Account Package       ADMINISTRATIVE SERVICES AGENCY AGREEMENT
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1.9.    TAX RETURNS. Agent shall maintain information necessary to complete federal and state tax returns such as IRS Form 1 099-R relating to participant distributions and shall provide such forms as required. However, Agent shall have no duty or responsibility to advise the Principal, participants, former participants or beneficiaries on the tax consequences of a distribution or the advisability of various optional methods of distribution.

1.10. ADMINISTRATION. Agent shall coordinate and consult closely with the Principal and its attorney(s) and accountant(s), as requested, to facilitate proper, timely and efficient administration of the Plan.

1.11. OTHER PLANS. Agent shall have no responsibility whatsoever with regard to any other qualified or non-qualified Plans maintained by the Principal other than the Plan named above. Agent shall have no duty to determine combined plan limitations with respect to the IRC, ERISA and regulations thereunder such as Annual Additions or maximum allowable participant loans. Agent will perform its duties under this Agreement as though the Principal maintained only the single Plan.

1.12. DELEGATION OF DUTIES. Agent may perform any of its duties under this Agreement through its delegated subcontractors. However, nothing in this Paragraph 1.12 shall relieve the Agent of its duties as described in this Agreement.

1.13. GENERAL. Agent shall perform its duties in a prudent and professional manner in accordance with normal standards and practices in the recordkeeping field. Agent shall correct at no cost to the Principal inaccurate reports caused solely by the Agent's error. The above notwithstanding, nothing contained in this Agreement shall be construed to impose upon the Agent any duty or responsibility other than the ministerial functions described above.

                                   SECTION II
                               PRINCIPAL'S DUTIES

2.1. AUTHORIZED REPRESENTATIVES. Principal shall furnish the Agent a listing in writing indicating the person or persons who are authorized to act in its behalf in connection with this Agreement. Until receipt of written notice to the contrary, the Agent shall be entitled to rely conclusively on any such listing and on any communication or notice which purports to have been signed by said duly appointed representative of the Principal, as the case may be, and which purports to have been authorized by the Principal.

2.2. INFORMATION FOR AGENT. Principal shall furnish to the Agent any and all information the Agent shall request to perform its duties under this Agreement. Principal shall furnish all data in a format and electronic medium acceptable to the Agent. Principal agrees to pay the Agent the compensation described in the Fee Schedule in the event additional work, including gathering data and information, data input, auditing, balancing and or calculating is necessary due to the Principal's failure to provide such information in the form and manner requested. Principal acknowledges that if any services are required to be repeated due to incorrect or incomplete information from the Principal that additional fees will be payable for such services. Principal further agrees that it will extend scheduled deadlines, if necessary, in the event that it has failed to furnish the information requested.

2.3. DELIVERY. Principal shall deliver to the Agent requested data and information in sufficient time to allow the Agent to perform its duties. Principal agrees to reimburse the Agent at cost for any special delivery or other premium mailing expenses it may request the Agent to utilize.

2.4. VERIFICATION. Principal shall carefully verify all information, reports and governmental forms prepared by the Agent prior to use and shall notify the Agent promptly within thirty (30) days of any errors or omissions.

2.5. NOTIFICATION OF CHANGES. Principal shall promptly notify the Agent of any changes to the Plan no later than Thirty (30) days prior to the effective date. Principal shall promptly notify the Agent of any participant change including but not limited to termination of employment, change of name address or social security number, reinstatement of employment.

2.6. COMPLIANCE WITH ERISA. Principal shall act as or appoint a "Plan Administrator" as that term is described in Section 3(16)(A) of ERISA. Under no circumstances shall the Agent be deemed to act in the capacity of Plan Administrator. Principal shall have the primary responsibility for ensuring that the form and content of all Plan records, including those maintained by the Agent under this Agreement, comply with the requirements of ERISA, the IRC, and all applicable regulations. Principal shall have the sole responsibility for performing all duties imposed on it by the Plan documents, ERISA, the IRC, and applicable regulations. Agent shall have no responsibility for any funding deficiency or penalties thereon required by the terms of the Plan, ERISA, or the IRC.

                                   SECTION III
                          PARTICIPANT ACCESS TO RECORDS

3.1. PARTICIPANT RECORDS. Unless specified otherwise by the Principal, a Plan participant shall have access to all information related to such participant's account held by the Agent. Any such Participant may request such information in accordance with uniform, nondiscriminatory rules established by the Principal and agreed to by the Agent.

3.2. ALLOCATION TO INVESTMENT OPTIONS. Unless specified otherwise by the Principal, a Participant may direct the Agent to establish or modify the investment option allocation percentages with respect to his or her own account. The Agent shall effect such directives only to the extent that such investment elections comply with the terms of the Plan and that such funds are available for investment.




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          Plan Name: Haskel International, Inc. Retirement Savings Plan

                            Union Bank of California


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3.3.    INVESTMENT TRANSFERS. Unless specified otherwise by the Principal, a
        Participant may direct the Agent to effect transfers between investment funds established under the Plan for his or her own account. The Agent shall effect such transfers only to the extent that such transfers comply with the terms of the Plan and that such funds are available for investment.

3.4. INITIATION OF PARTICIPANT LOAN. Unless specified otherwise by the Principal, a participant may request the Agent to provide information regarding a loan from the Plan. Based upon information reasonably available from participant records, the Agent shall provide information regarding the maximum available loan amount under the provisions of the Plan and ERISA. At the request of the Participant, the Agent shall initiate participant loan documentation for review and approval by the Principal. Agent shall be entitled to fees for such documentation without regard to approval or denial of such loan request.

3.5. TRANSACTION VERIFICATION. The Agent shall, upon receipt of a directive from a Participant in appropriate form and conformity to Plan provisions, provide a directing Participant with a verification of transaction.

3.6. EXPENSES. The Agent may, at the direction of the Principal, charge any or all expenses related to the directive of a Participant to the account of such directing Participant.

3.7. SECURITY. The Agent shall take reasonable measures to assure the security and privacy of participant records. No individual shall have the right to access such records without the express authority of the Principal. The Agent shall in no event knowingly provide information related to participant records to other than the Principal, its authorized delegate or to a Participant with respect to his or her own account or accounts.

                                   SECTION IV

                               GENERAL PROVISIONS

4.1. RETURN OF CONTRIBUTIONS. Contributions may be returned to the Principal if and when the contribution amount made to the applicable trust fund does not, at the sole determination of the Agent, correspond to the contribution allocation details provided by the Principal.

4.2. FEES. The Agent shall be entitled to compensation and expenses in accordance with the terms of the Fee Schedule as mutually agreed to from time to time. Such compensation and expenses shall be paid by Principal within 30 days of receipt of billing from Agent, but in the event the Principal fails to pay as agreed, Principal may direct, if permitted by law, that the unpaid fees shall be charged against such assets. The Principal shall be obliged to pay the amount of the Agent's costs incurred in charging the trust fund for all fees not paid on a timely basis. The Agent reserves the right to revise any fees contained in the Fee Schedule upon 30 days advance written notice to the Principal.

4.3. RECORDING OF CONVERSATION. Principal acknowledges that Agent may establish procedures for tape recording telephone conversations with participants for accuracy.

4.4. DISCRETIONARY AUTHORITY. Notwithstanding any provision of this Agreement, the Agent shall not have any obligation to monitor, control or in any way exercise any powers or discretion in the handling or disposition of any Plan assets.

4.5. DISASTER RECOVERY. In the event of a natural disaster, power failure, mechanical difficulties with information storage and retrieval systems or other events not attributable to negligence or wilful misconduct of the Agent, its agents or subcontractors, the Agent's sole obligation will be to use reasonable efforts to reconstruct any affected records or reports at its own expense. In the event of any such circumstance beyond the control of the Agent, the duties of the Agent hereunder are subject to appropriate adjustment and/or extension of time.

4.6. TERM OF AGREEMENT. This Agreement shall be effective as of the date of the acceptance of this Agreement by the Agent. It shall continue to be effective until it is terminated by either party by a written notice given not less than sixty (60) days prior to the end of the last reporting period for which such services will be performed. Notwithstanding the foregoing, the Agent shall have the right to terminate this Agreement immediately in the event that the Agent determines, in its sole discretion that it is unable to effectively perform its duties, due to (a) the failure or refusal of the Principal to furnish information requested and deemed necessary by the Agent (b) the adoption of any amendment to the Plan which impairs the ability of the Agent to perform its duties or (c) the termination of Plan custodial services by Union Bank of California.

4.7. INDEMNITY. In consideration of Agent's agreement to provide the services described in this Agreement Principal agrees to indemnify and hold Agent harmless, in its capacity as a recordkeeper under this Agreement, from any liabilities, costs, claims, and expenses (including reasonable attorney's fees) incurred by or imposed upon the Agent, its employees and officers, as a result of Agent's performance of its duties in reliance upon information provided to it by the Principal and its authorized delegates. Principal agrees to hold Agent harmless and indemnify it against any and all losses, claims, liabilities, penalties and damages including any consequences resulting from late filings of governmental forms, late reporting to participants or any inability on the part of the Agent to perform its duties under this Agreement arising out of the Principal's failure to supply timely, complete and accurate information in a format acceptable to Agent. Notwithstanding the above, Principal shall not indemnify and hold Agent harmless for any liabilities, cost, claims, and expenses (including attorneys' fees) caused by the negligence or willful misconduct of Agent. In addition, the Principal agrees to hold the Agent harmless from any liability arising from any errors pre-existing in any Plan records which occurred prior to the effective date of this Agreement. Moreover. Principal agrees to relieve the Agent of any duty to audit or review past records of previous recordkeepers or Plan Administrators to determine if such errors have occurred.




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          Plan Name: Haskel International, Inc. Retirement Savings Plan

                            Union Bank of California



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4.8.    HEADINGS. Headings of Articles and Paragraphs in this Agreement are included for convenience of reference only and are not to be considered in the interpretation or construction of any provision of this Agreement.

4.9. WHOLE AGREEMENT. This Agreement along with the attached Fee Schedule contains the entire agreement between the parties and no representation or statement not expressly included in this Agreement shall be binding on the parties. This Agreement may be modified only by an instrument in writing signed by the parties.

4.10. APPLICABLE LAW. This Agreement shall be construed in accordance with the provisions of the laws of the State of California.

4.11. ARBITRATION AND MEDIATION. If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the California Code Civil Procedure Sections 1280, et seq. The sole arbitrator shall be a retired or former judge associated with the American Arbitration Association. The arbitrator may consolidate any arbitration under this Agreement with any related arbitration. Judgement upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction. Each party shall bear its own costs, attorney's fees and its share of arbitration fees. The Alternate Dispute Resolution Agreement in this Agreement does not constitute a waiver of the parties' rights to a judicial forum in instances where arbitration would be void under applicable law, and does not preclude Bank from exercising its right to interplead the funds of the Account at the cost of the Account.


The Principal hereby consents to and grants authority to the Agent to provide information to Plan participants and to effect directions of Plan participants in a uniform, nondiscriminatory manner. The Principal agrees to inform the Agent of any changes to the policies and procedures related to providing information to Plan participants.



                            UNION BANK OF CALIFORNIA



MICHELLE C. BREEDEN                     VICE PRESIDENT AND MANAGER
---------------------------------       -------------------------------------
Name of Authorized Signer               Title
for Union Bank of California


/s/  MICHELLE C. BREEDEN                2/26/98
---------------------------------       -------------------------------------
Signature of Authorized Signer          Date
for Union Bank of California


                                  PLAN SPONSOR


LONNIE D. SCHNELL                       CHIEF FINANCIAL OFFICER
---------------------------------       -------------------------------------
Name of Authorized Signer               Title
for Plan Sponsor

/s/  LONNIE D. SCHNELL                  2/26/98
---------------------------------       -------------------------------------
Signature of Authorized Signer          Date
for Plan Sponsor




                      THIS AGREEMENT IS NOT EFFECTIVE UNTIL
                       APPROVED AND ACCEPTED BY THE AGENT,
                            UNION BANK OF CALIFORNIA.




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          Plan Name: Haskel International, Inc. Retirement Savings Plan

                            Union Bank of California